UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON,  D.C.  20549
                                                                  OMB APPROVAL
                                                       OMB  Number:  3235-0060
                                                      Expires:  May  31,  2000
                                                    Estimated  average  burden
                                                    hours  per  response  5.00
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported)  February  24,  2000
                                                         -------------------

efinancial  depot.com,  Inc.
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(Exact name of registrant as specified in its charter)

Delaware                                                         330809711
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(State  or  other  jurisdiction     (Commission             (IRS  Employer
     of  incorporation)             File  Number)     Identification  No.)

1005  -  750  West  Pender  Street,  Vancouver,  British  Columbia     V6C  2T8
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(Address  of  principal  executive  offices)                        (Zip  Code)

Registrant's  telephone  number,  including  area  code  (877)  739-3812
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(not  applicable)
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(Former name or former address, if changed since last report.)

ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT.

Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS.

Not  applicable.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

Not  applicable.

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Not  applicable.

ITEM  5.          OTHER  EVENTS

On January 31, 2000, efinancial depot.com, Inc. (the "Company") entered into a funding agreement (the "Agreement") with Oxford Capital Corporation (the "Purchaser"), which funding was completed on February 24, 2000 (the "Closing Date"). Pursuant to the Agreement, the Company issued to the Purchaser 6% Convertible Debentures (the "Debentures") and a two year warrant to purchase 250,000 shares of common stock in the capital of the Company at US$5.00 per share (the "Warrants"), in exchange for funding in the amount of $2,500,000. The Debentures are due January 31, 2003 and bear interest at the rate of 6% per year, payable upon conversion, redemption or maturity, whichever occurs first. Interest is payable, at the Purchaser's option, in cash or in shares of the Company's common stock (the "Common Stock"). Pursuant to the Agreement, the Debentures are convertible into shares of Common Stock from time to time, in amounts specified by the Purchaser, any time after the Closing Date, as follows:

     The  lower  of:

     (i) 80% (not lower than a floor price of US$3.00) of the average closing bid price of the Common Stock for the five (5) trading days preceding the Conversion Date; or

     (ii)     US$5.00.

In addition, the Debentures are subject to a forced conversion into Common Stock when the share price has traded above US$10.00 for 20 consecutive trading days and the liquidity covenants have not been broken. The underlying warrants will be acquired and paid for within 30 trading days after forced conversion.

The Debentures are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to SEC Regulation S. The Company must prepare and file, within 60 days of January 31, 2000, a Registration Statement covering 200% of the shares the Debentures are currently convertible into, and all of the shares underlying the Warrants. The Company will ensure that the Registration Statement is declared effective within 120 days. In the event that the Registration Statement is not filed within 60 days or declared effective within 120 days, the Company will pay damages to the Purchaser of 2% of the principal value of the Debentures outstanding every 30 day period, or a pro rata portion thereof. If at any time following the 120 day period after the Closing Date, the market value of the volume of stock trades less than $100,000 in value for 20 consecutive trading days, the Purchaser has the right to return the unconverted Debentures to the Company at a premium of 30% of the principal outstanding.

Pursuant to the Agreement, the Debentures, the Warrants and the Common Stock underlying the Debentures and Warrants have been delivered to Oxford Capital Corporation, Calgary (the "Escrow Holder"). As security for the Debentures, the Company deposited 500,000 shares of restricted common stock with the Escrow Holder, which shares will be released upon conversion of the Debentures or in the event that the Company defaults on the Debentures. In addition and upon funding, the Company paid 10% of the gross amount of the Debentures to Oxford Capital Corporation, Calgary (the "Placement Agent"), and issued a one year warrant to purchase 50,000 shares of Common Stock at US$5.00 per share.

ITEM  6.          RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS

Not  applicable.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

Not  applicable.

ITEM  9.          SALES  OF  EQUITY  SECURITIES  PURSUANT  TO  REGULATION  S

Not  applicable.

ITEM  10.          EXHIBITS

(10)     Material  Contracts

10.1 Debenture Purchase Agreement between the Company and Oxford Capital Corp., dated February 2, 2000

10.2 Escrow Agreement between the Company and Oxford Capital Corp., dated February 2, 2000

10.3 Registration Rights Agreement between the Company and Oxford Capital Corp., dated February 2, 2000

(20)     Other  Documents

20.1     The  Company's  Form  of  Placement  Agent  Warrant  Certificate

20.2     Placement  Agent's  Warrant  -  Oxford  Capital  Corp.,  Holder

20.3     e-financial  depot.com,  Inc.  6%  Convertible  Debenture,  dated
         February  2,  2000

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


EFINANCIAL  DEPOT.COM,  INC.

Date:  April  14,  2000

/s/  John  Huguet
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John  Huguet,  President  and  Chief  Executive  Officer